MASTER AGREEMENT AMONG UNDERWRITERS


                                February 19, 2009



First Trust Portfolios, L.P.
120 East Liberty Drive
Wheaton, IL  60187


Ladies and Gentlemen:


        1. General. We understand that you, First Trust Portfolios L.P. (the "Sponsor") are entering into this Agreement in counterparts with us and other firms who may be underwriters for issues of various series of unit investment trusts for which you will act as Sponsor. This Agreement shall apply to any offering on or after February 19, 2009 of units of fractional undivided interests in such various series of unit investment trusts in which we elect to act as an underwriter (underwriters with respect to each such trust being hereinafter called "Underwriters") after receipt of a notice from you stating the name and size of the trust and that our participation as an underwriter in the proposed offering shall be subject to the provisions of this Agreement. The issuer of the units of fractional undivided interest in a series of a unit investment trust offered in any offering of units made pursuant to this Agreement is hereinafter referred to as the "Fund" and the reference to "Fund" in this Agreement applies only to such Fund, and such units of such Fund offered are hereinafter called the "Units". The Fund is or will be registered as a "unit investment trust" under the Investment Company Act of 1940 (the "1940 Act") by filing a Notification of Registration on Form N-8A and N-8B-2 with the Securities and Exchange Commission (the "Commission").

        The registration statement for each Fund as finally amended and revised at the time it becomes effective is herein referred to as the "Registration Statement" and the related prospectus is herein referred to as the "Prospectus", except that if the prospectus filed by the Fund pursuant to Rule 497(b) or Rule 497(d) under the Securities Act of 1933, as amended (the "1933 Act"), shall differ from the prospectus on file at the time the Registration Statement shall become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 497(b) or Rule 497(d) from and after the date on which it shall have been filed. The Units to be offered in any offering will be registered under the 1933 Act. The following provisions of this Agreement shall apply separately to each individual offering of Units by a Fund. Capitalized words used in this Agreement which are not separately defined herein shall have the respective meanings given to them in the applicable Prospectus.

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        2. Designation and Authority of Representative. You are hereby authorized to act as our representative (the "Representative") in connection with each Fund for all matters to which this Agreement relates and to take the action provided herein to be taken by you or as you may otherwise deem necessary or advisable. We understand that we have no obligations under this Agreement with respect to any Fund in which we choose not to participate as an Underwriter.

        You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein and no obligations on your part will be implied or inferred herefrom. The rights and liabilities of the respective parties hereto are several and not joint and nothing herein or hereunder will constitute them a partnership, association or separate entity.

        3. Profit or Loss in Acquisition of Bonds. It is understood that the acquisition of bonds or other securities (the "Bonds") for deposit in the portfolio of each Fund shall be at your cost and risk. Accordingly, if the aggregate cost of the Bonds to a Fund on the date they are delivered to the Trustee for deposit in the Fund, on the basis of the Trustee's determination of offering price, shall be less than their actual aggregate acquisition cost to the Sponsor (determined as described in the applicable Prospectus and subject to the adjustments described therein), any such loss, without limitation or restriction, shall be borne by you alone. On the other hand, however, if the aggregate cost of such Bonds, as so determined, shall exceed the aggregate cost of such Bonds to you as Sponsor, you agree to share with us on a pro rata basis, to the extent described in the applicable Prospectus, any such excess, such proration being based on our participation in the Fund.

        We agree that you shall have no liability (as Representative or otherwise) with respect to the issue, form, validity, legality, enforceability, value of, or title to the Bonds, except for the exercise of due care in determining the genuineness of such Bonds and the conformance therefor with the descriptions and qualifications appearing in the Prospectus.

        4. Purchase of Units. Promptly after making a determination to offer Units of a Fund, you agree to notify us as to the nature of the Fund and to inquire as to whether we desire to participate in such offering. We will advise you promptly as to the number of Units which we will purchase or of our decision not to participate in such offering. Such advice may be by telegraph, telegram or other form of wire or facsimile transmission, including a wire transfer to your account of funds for payment of Units purchased by us. You may rely on and we hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units of the Fund set forth in such advice (the "Unit Commitment"). Our Unit Commitment may be increased only by mutual agreement between us and you at any time prior to the date as of which the Trust Agreement for the Fund is executed and the Bonds are delivered to the Trustee for deposit in the portfolio of the Fund (the "Initial Date of Deposit"). We agree that you in your sole discretion reserve the right to decrease our Unit Commitment at any time prior to the Initial Date of Deposit and if you so elect to make such a decrease, you will notify us of such election by telephone and promptly confirm the same by telegraph or writing. We hereby agree with you and the several other Underwriters participating in the distribution of Units of the Fund to purchase from you and to pay for on the First Settlement Date, as defined in the Prospectus, the number of Units in the Fund set forth in our Unit Commitment. The price to be paid on the First Settlement Date for each such Unit shall be the Public Offering Price per Unit (as defined in the Prospectus) less the

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concession set forth in the Prospectus which is applicable to our Unit
Commitment.

        On the Initial Date of Deposit, notwithstanding that we pay for our Units on the First Settlement Date, we will become the owner of such Units and entitled to the benefits (except for interest accruing from the Initial Date of Deposit) as well as the risks inherent therein.

        You are authorized to retain custody of our Units until the Registration Statement relating thereto has become effective under the 1933 Act.

        You are authorized to file an amendment to said Registration Statement describing the Bonds and furnish information based thereon or relating thereto and any further amendments or supplements to the Registration Statement or Prospectus which you may deem necessary or advisable. We will furnish you upon your request such information as will be required to insure that the Registration Statement and Prospectus are current insofar as they relate to us and we will thereafter continue to furnish you with such information as may be necessary to keep current and correct the information previously supplied.

        We understand that the Fund will also take action with respect to the offering and sale of Units in accordance with the Blue Sky or securities laws of certain states in which it is proposed that the Units may be offered and sold.

        5. Public Offering. You agree that you will advise us promptly, confirming same in writing, when the Registration Statement has become effective, and we agree that when we are advised that the Units are released for public offering we will make a public offering thereof by means of the Prospectus. The public offering price per Unit and the terms and conditions of the public offering shall be as set forth in the Prospectus. You shall determine the public offering price per Unit in the manner described in the Prospectus and shall rely with respect to the offering price of the Bonds upon the determination of the Evaluator named in the Prospectus. Public advertisement of the offering may be made by you on behalf of the Underwriters on such date as you shall determine.

        6. Public Offering Price. We agree that each day while this Agreement is in effect for the Fund and the evaluation of the Fund is made by the Evaluator named in the Prospectus, we will contact you for such evaluation and the resultant Public Offering Price for the purpose of the offering and sale of Units to the public. We agree, as required by Section 22(d) of the 1940 Act, to offer and sell our Units at the current Public Offering Price described in the Prospectus.

        7. Permitted Transactions. It is agreed that an Underwriter may make purchases and sales from or to any other Underwriter less an agreed upon take-down from the Public Offering Price. It is further agreed that part or all of the Units purchased by us may be sold to dealers at the then effective Public Offering Price, less the dealer's concession described in the Prospectus.

        From time to time prior to the termination of this Agreement, at your request, we will advise you of the number of Units which we have purchased to

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such date which remain unsold and, at your request, we agree to deliver to you any of such unsold Units to be sold for our account to retail accounts or, less the dealer's concession then effective, to dealers.

        If prior to the termination of this Agreement with respect to each Fund covered hereby, or such earlier date as you may determine and advise us thereof in writing, you shall purchase or contract to purchase any of our Units or any Units issued in exchange therefor, in the open market or otherwise, or if any such Units shall be tendered to the Trustee for redemption because not effectively placed for investment by us, we agree to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on redelivery. Regardless of the amount paid in the repurchase of any such Units, it is agreed that they may be resold by us only at the then effective Public Offering Price.

        Until the termination of this Agreement with respect to each Fund covered hereby, we agree that we will make no purchase of Units other than (i) purchases provided for in this Agreement; (ii) purchases approved by you; and
(iii) purchases as broker in executing unsolicited orders.

        8. Other Agreements. We hereby agree as follows:

               (a) we will refund, on demand and without deduction, all sales charges to purchasers of Units of a Fund from us or any dealer participating in the distribution of our Units if, within 90 days from the time that the Registration Statement of the Units under the 1933 Act shall have become effective, (i) the net worth of the Fund shall be reduced to less than $100,000, or (ii) the Fund shall have been terminated;

               (b) you may instruct the Trustee of any Fund on the Initial Date of Deposit that, in the event that redemption by any of the Underwriters of Units constituting part of any unsold allotment of Units shall result in the Fund having a net worth of less than 40% of the principal amount of Bonds originally deposited therein, the Trustee shall terminate the Fund in the manner provided in the Trust Agreement for the Fund and distribute the Bonds and other assets of the Fund pursuant to the provisions of the Trust Agreement; and

               (c) in the event that any Fund shall have been terminated pursuant to (b) above, we will refund any sales charges to any purchaser of Units of the Fund purchased from us, or purchased from any dealer participating in the distribution of our Units, on demand and without deduction. We authorize you to charge our account for all refunds of sales charges in respect of our Units.

        9. Substitution of Underwriters. Until the termination of this Agreement with respect to any Fund covered hereby, we authorize you to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without the consent thereof, upon such terms and conditions as you may deem advisable, provided that the total number of Units to be purchased by us shall not be increased without our consent and that such substitution shall not in any way affect the liability of

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any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by a person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses under this Agreement and shall be charged against the accounts of the non-defaulting Underwriters in proportion to their respective Unit Commitment.

       10. Termination. This Agreement shall terminate with respect to each Fund covered hereby 30 days after the date on which the public offering of the Units of such Fund is made in accordance with Section 5 hereof, unless sooner terminated by you, provided that you may extend this Agreement for not more than four successive periods of 30 days each upon notice to us and each of the other Underwriters.

        Notwithstanding any settlement or the termination of this Agreement with respect to any Fund covered hereby, we agree to pay our share of any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity, and our share of any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

        Notwithstanding any termination of this Agreement with respect to any Fund, no sale of the Units of such Fund shall be made by us at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

       11. Default by Other Underwriters. Default by any one or more of the other Underwriters in respect of their several obligations under this Agreement shall neither release you nor us from any of our respective obligations hereunder.

       12. Notices. Notices hereunder shall be deemed to have been duly given if mailed or delivered by express or overnight courier to us at our address set forth herein in the case of notices to us, or to you at 120 East Liberty Drive, Wheaton, Illinois 60187, in the case of notices to you.

       13. Net Capital. You represent that you, and we represent that we, are in compliance with the capital requirements of Rule 15c3-1, promulgated by the Commission under the Securities Exchange Act of 1934, and you and we may, in accordance with and pursuant to such Rule 15c3-1, agree to purchase the amount of Units to be purchased by you and us, respectively, under the Agreement.

       14. Miscellaneous. We confirm that we are a member in good standing of the Financial Industry Regulatory Authority (FINRA).

        We also confirm that we will take reasonable steps to provide the preliminary prospectus or the Prospectus to any person making written request therefor to us and to make the preliminary prospectus available to each person

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associated with us expected to solicit customers' orders for the Units prior to the effective registration date and the Prospectus if he is expected to offer the Units after the effective date. We understand that you will supply us upon our request with sufficient copies of such prospectuses to comply with the foregoing.

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        This Agreement is being executed by us and delivered to you in duplicate. Upon your confirmation hereof and of agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract between us.

                                Very truly yours,


                                By ____________________________________________
                                                    Signature

                                   ____________________________________________
                                                    Name/Title

Please indicate your firm name and address below exactly as you wish it to appear in the Prospectus.

                                   ____________________________________________

                                   ____________________________________________

                                   ____________________________________________

                                   ____________________________________________


Confirmed as of the date set forth at the head of this Agreement.

FIRST TRUST PORTFOLIOS L.P.


By ______________________
     Andy Roggensack
     Managing Director

Acting severally on its own behalf and on behalf of the other several Underwriters named in the Prospectus.

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